As filed with the U.S. Securities and Exchange Commission on April 30, 2026.

Registration No. 333-294941

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_________________________________

AMASS Brands Inc

(Exact name of registrant as specified in its charter)

Delaware	2085	81-5227282
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_________________________________

860 E Stowell Road

Santa Maria, CA, 93454

909-293-8571

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________________

Mark T. Lynn

Chairman & Chief Executive Officer

AMASS Brands Inc

860 E Stowell Road

Santa Maria, CA, 93454

909-293-8495

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________

Copies to:

Michael Blankenship Beniamin D. Smolij Winston & Strawn LLP 800 Capitol St, Suite 2400 Houston, Texas 77002 (713) 651-2600	Mark T. Lynn Chairman & Chief Executive Officer AMASS Brands Inc 860 E Stowell Road Santa Maria, CA, 93454 (720) 937-9286

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AMASS Brands Inc is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-294941) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are being filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Title
3.1*	Eighth Amended and Restated Certificate of Incorporation
3.2**	Bylaws
5.1**	Opinion of Winston & Strawn LLP
10.1#**	Promissory Note, dated as of January 30, 2025, by and between AMASS Brands Inc and Alchemi Project Inc.
10.2#**	Loan and Security Agreement, dated as of September 7, 2023, by and between Maison Thomas, LLC and Project Crush DTC Sub LLC and Merchant Factors Corp.
10.3#**	Promissory Note, dated as of April 12, 2024, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.4#**	Promissory Note Amendment 1, dated as of February 14, 2025, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.5#**	Promissory Note Amendment 2, dated as of February 26, 2025, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.6#**	Asset Purchase Agreement, dated as of April 12, 2024, by and between AMASS Brands Inc and Resonant Subholdings Inc.
10.7**	Asset Purchase Agreement, dated as of December 7, 2022, by and between Project Crush Acquisition Corp, Winc. Inc., Lost Poet, LLC and BWSC, LLC
10.8**	Amended and Restated Asset Purchase Agreement, dated as of December 21, 2022, by and between Project Crush Acquisition Corp, Winc. Inc., Lost Poet. LLC and BWSC, LLC
10.9**	Second Amended and Restated Asset Purchase Agreement, dated as of January 17, 2023, by and between Project Crush Acquisition Corp, Winc. Inc., Lost Poet. LLC and BWSC, LLC
10.10**	Amendment to Second Amended and Restated Asset Purchase Agreement, dated as of January 21, 2023, by and between Project Crush Acquisition Corp, Winc. Inc., Winc Lost Poet. LLC and BWSC, LLC
10.11**	Disclosure Schedule to Second Amended and Restated Asset Purchase Agreement, dated as of January 17, 2023, by and between Project Crush Acquisition Corp LLC, Winc, Inc., Winc Lost Poet. LLC and BWSC, LLC
10.12+**	Asset Purchase Agreement, dated as of June 11, 2023, by and between Full Glass Wine Co., LLC, Full Glass - Winc, LLC, Project Crust Acquisition Corp LLC, and Project Crush DTC Sub
10.13**	Amendment to Asset Purchase Agreement, dated as of June 11, 2023, by and between Full Glass Wine Co., LLC, Full Glass - Winc, LLC, Project Crust Acquisition Corp LLC, and Project Crush DTC Sub
10.14**	Second Amendment to Asset Purchase Agreement, dated as of June 11, 2023, by and between Full Glass Wine Co., LLC, Full Glass - Winc, LLC, Project Crust Acquisition Corp LLC, and Project Crush DTC Sub
10.15**	Disclosure Schedule to Asset Purchase Agreement, dated as of June 11, 2023, by and between Full Glass Wine Co., LLC, Full Glass - Winc, LLC, Project Crust Acquisition Corp LLC, and Project Crush DTC Sub
10.16#**	Amended and Restated Secured Promissory Note, dated as of February 29, 2024, by and between Full Glass - Winc, LLC and AMASS Brands Inc.
10.17**	Restatement Agreement, dated as of February 29, 2024, by and between Full Glass Wine Co., LLC, Full Glass - WInc, LLC, Louis A. Amoroso, Project Crush Acquisition Corp LLC, Project Crush DTC Sub, LLC, and AMASS Brands Inc.
10.18**	Multi-Year Wine Purchase Agreement, dated as of February 29, 2024, by and between AMASS Brands Inc and Full Glass - Licensing LLC
10.19#**	Second Amended and Restated Promissory Note, dated as of October 23, 2024, by and between Full Glass - Winc, LLC and AMASS Brands Inc.
10.20+**	Unit Purchase Agreement, dated as of September 19, 2024, by and between AMASS Brands, Inc, 222 Spirits Holdco, LLC, and The Adhati Trust and JAJC Investments LLC
10.21**	Standard Industrial/Commercial Multi-Tenant Lease, dated as of May 15, 2019, by and between BWSC, LLC and CBC Joint Venture Partners
10.22**	First Amendment to Standard Industrial/Commercial Multi-Tenant Lease, dated as of September 10, 2020, by and between BWSC, LLC and Columbia Business Center Partners L.P.
10.23**	Second Amendment to Standard Industrial/Commercial Multi-Tenant Lease, dated as of March 20, 2021, by and between BWSC, LLC and Columbia Business Center Partners L.P.
10.24**	Third Amendment to Standard Industrial/Commercial Multi-Tenant Lease, dated as of August 20, 2021, by and between BWSC, LLC and Columbia Business Center Partners L.P.
10.25**	Fourth Amendment to Standard Industrial/Commercial Multi-Tenant Lease, dated as of March 29, 2024, by and between BWSC, LLC and Columbia Business Center Partners L.P.
10.26**	Amended and Restated First Amendment to Industrial Lease Agreement, dated as of February 3, 2023, by and between VV1515 LLC and AMASS Brands Inc.
10.27**	Confidential Lease Termination, Settlement Agreement and Release, dated as of March 20, 2025, by and between VV1515 LLC and AMASS Brands Inc.
10.28#†**	Warehouse and Logistics Services Agreement, dated as of July 31, 2024, by and between [***] and Maison Thomas
10.29#†**	[***] Services Agreement, dated as of April 7, 2025, by and between [***] and AMASS Brands Inc.
10.30#†**	Summer Water Bulk Wine Agreement, dated as of August 29, 2024, by and between [***] and Summer Water, Inc.
10.31#†**	Custom Storage and Bottling Agreement, dated as of January 24, 2025, by and between [***] and Summer Water, Inc.
10.32#†**	Wine Purchase Agreement, dated as of February 3, 2022, by and between BWSC, LLC and [***]
10.33#†**	Wine Purchase Agreement, dated as of March 12, 2022, by and between BWSC, LLC and [***]
10.34+**	A&R Investors_ Rights Agreement
10.35**	2026 Omnibus Incentive Plan
10.36**	Form of Stock Option Award Agreement
10.37**	Form of RSU Award Agreement
10.38**	Employee Unsecured Credit Facility, dated as of January 1, 2022, by and between Mark Thomas Lynn and AMASS Brands Inc.
10.39**	Form of Indemnification Agreement
10.40#**	Senior Secured Note, dated as of January 23, 2023, by and between AMASS Brands Inc and Nitehous, LLC
10.41**	Amendment to the Senior Secured Note, dated as of January 23, 2023, by and between AMASS Brands Inc and Nitehous, LLC
10.42**	Employment Agreement, Erin K. Green
10.43**	Employment Agreement, Zachary Ament
10.44**	Employment Agreement, Mark T. Lynn
10.45+**	A&R ROFR and Co-Sale Agreement
10.46+**	A&R Voting Agreement
10.47**	AMASS Brands Inc 2016 Stock Plan
10.48**	Amendment No. 3 to Secured Promissory Note, and Consent, dated as of December 15, 2025, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.49**	Amendment No. 4 to Secured Promissory Note, and Consent, dated as of January 23, 2026, by and between Resonant Subholdings Inc. and Half Church Holdings Pte. Ltd.
10.50**	Share Transfer Agreement, by and among Mark Thomas Lynn, Half Church Holdings Pte. Ltd., Afterdream, Inc., and Resonant Subholdings Inc.
10.51**	Waiver and Amendment No. 1 to Loan and Security Agreement, dated as of March 10, 2026, by and between Maison Thomas, LLC, Project Crush DTC Sub LLC, and Merchant Factors Corp.
10.52**	Securities Purchase Agreement, dated March 17, 2026, between AMASS Brands Inc. and Streeterville Capital, LLC
10.53**	Form of Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock
10.54**	Form of Warrant to Purchase Shares of Common Stock
10.55**	Placement Agency Agreement, dated as of March 17, 2026, by and between AMASS Brands Inc. and Maxim Group LLC
10.56**	Unsecured Convertible Note Purchase Agreement, dated February 13, 2026, by and among AMASS Brands Inc. and Alchemi Project Inc.
10.57**	Convertible Promissory Note, dated February 13, 2026, by and between AMASS Brands Inc. and Alchemi Project Inc.
10.58**	Warrant to Purchase Shares of Common Stock, dated February 13, 2026, issued to Alchemi Project inc.
10.59**	Global Amendment, dated as of April 7, 2026, by and between AMASS Brands Inc. and Streeterville Capital, LLC.
10.60**	Form of Lock-Up Agreement
14.1**	Code of Ethics
21.1**	List of Subsidiaries
23.1**	Consent of dbbmckennon
23.2**	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page)
99.1**	Audit Committee Charter
99.2**	Nominating and Corporate Governance Committee Charter
99.3**	Compensation Committee Charter
107**	Filing Fee Table

*	Filed or furnished herewith.
**	Previously filed.
+	Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish copies of such schedules and exhibits to the SEC upon request.
#	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.
†	Certain portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such information is marked by [***]. The registrant hereby undertakes to furnish supplementally an unredacted copy of such exhibit to the SEC upon request.

Financial Statement Schedule.

All financial statement schedules are omitted because they are not applicable or the information is included in the registrant’s consolidated financial statements or related notes.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Maria, California, on April 30, 2026.

AMASS BRANDS, INC

By:	/s/ Mark T. Lynn
Mark T. Lynn
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Lynn and Zachary Ament, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark T. Lynn	Chief Executive Officer, Director	April 30, 2026
Mark T. Lynn	(Principal Executive Officer)

/s/ Zachary Ament	Chief Financial Officer	April 30, 2026
Zachary Ament	(Principal Financial and Accounting Officer)

/s/ Erin K. Green	Chief Operating Officer	April 30, 2026
Erin K. Green	Director

/s/ Christopher Bridges	Director	April 30, 2026
Christopher Bridges

/s/ Edoardo Piscopo Di Ciccolini	Director	April 30, 2026
Edoardo Piscopo Di Ciccolini

/s/ Jed MacArthur	Director	April 30, 2026
Jed MacArthur

II-6